As filed with the Securities and Exchange Commission on December 8, 2003
                           Registration No. 333-104620
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                BILLY DEAD, INC.
                 (Name of Small Business Issuer in its charter)

         Delaware                         7812                     55-0799176
     (State or other                (Primary Standard           (I.R.S. Employer
jurisdiction of incorporation   Industrial Classification        Identification
     or organization)                  Code Number)                  Number)

                                   ----------

                                Peter S. Fuhrman
                             Chief Executive Officer
                                2312 Lorenzo Dr.
                          Los Angeles, California 90068
                                  323-962-9873
          (Address and telephone number of principal executive offices)

                                   ----------

                                2312 Lorenzo Dr.
                          Los Angeles, California 90068
                                  323-962-9873
     (Address of Principal Place of Business or Intended Place of Business)

                                   ----------

                                   Copies to:
          Denis T. Rice, Esq.                        Adam Eilenberg, Esq.
     Howard, Rice, Nemerovski, Canady,                 Wesley Paul, Esq.
Falk & Rabkin, A Professional Corporation      Ehrenreich Eilenberg & Krause LLP
   Three Embarcadero Center, Suite 700            11 E. 44th St., 17th Floor
         San Francisco, CA 94111                      New York, NY, 10017
              (415) 434-1600                            (212) 986-9700

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                                   ----------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [ ]

                                   ----------
                         CALCULATION OF REGISTRATION FEE

========================================================================================================
Title of Each Class of Securities                         Proposed Maximum Aggregate       Amount of
to be Registered                                                Offering Price          Registration Fee
--------------------------------------------------------------------------------------------------------
Series A preferred stock, par value $0.001 per share              $7,875,000                $637.08
--------------------------------------------------------------------------------------------------------
Underwriter's Warrants                                                   $54                     --(1)
--------------------------------------------------------------------------------------------------------
Series A preferred stock, par value $0.001 per share(2)             $519,750                 $42.06
--------------------------------------------------------------------------------------------------------
TOTAL                                                             $8,394,750                $679.14
--------------------------------------------------------------------------------------------------------


================================================================================
(1)   No fee is required pursuant to Rule 457(g) of the Securities Act.

(2)   Consist of 54,000 shares issuable upon the exercise of the Underwriter's
      Warrants: 18,000 Underwriter's Warrants at an exercise price of $9.19; 18,000 Underwriter's Warrants at an exercise price of $9.63; and 18,000 Underwriter's Warrants at an exercise price of $10.06. Fee calculated pursuant to Rule 457(g)(1) of the Securities Act.

                                   ----------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


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

      This Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 is being filed to state that the offering of securities pursuant to this Registration Statement has been stopped and may be restarted at an unknown point in the future. All proceeds for shares purchased that were held in escrow have been returned by the escrow agent to Civilian Capital's clearing firm and are in the process of being refunded to investors' accounts.


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

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Billy Dead, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles State of California on the 8th day of December, 2003.


                                     By: /s/ PETER S. FUHRMAN
                                         --------------------
                                         (Peter S. Fuhrman)
                                         President, Chief Executive Officer,
                                         Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates stated.

       SIGNATURE                              TITLE                            DATE
-----------------------------------------------------------------------------------------

/s/ PETER S. FUHRMAN           President, Chief Executive Officer,       December 8, 2003
--------------------------     Chief Financial Officer and Director
(Peter S. Fuhrman)             (Principal Executive, Financial and
                               Accounting Officer)


          *                    Vice President, Secretary and Director    December 8, 2003
--------------------------
(Julie G. Lynn)


          *                    Director                                  December 8, 2003
--------------------------
(Brett W. Young)

          *                    Director                                  December 8, 2003
--------------------------
(Charles F. Ryan III)


          *                    Director                                  December 8, 2003
--------------------------
(Peter Read)


*  By: /s/ PETER S. FUHRMAN
   ----------------------------
   Peter S. Fuhrman, Attorney-in-Fact


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